The information in this pricing supplement is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. This pricing supplement and the accompanying product supplement, underlying supplement, prospectus supplement and prospectus are not an offer to sell these securities, nor are they soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.
Citigroup Inc.	SUBJECT TO COMPLETION, DATED JANUARY 26, 2016	January-----, 2016 Medium-Term Senior Notes, Series G Pricing Supplement No. 2016-CMTNG0850 Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-192302

Market-Linked Securities Based on the Russell 2000® Index Due June 28, 2019

▪	The securities offered by this pricing supplement are unsecured senior debt securities issued by Citigroup Inc. Unlike conventional debt securities, the securities do not pay interest and do not repay a fixed amount of principal at maturity. Instead, the securities offer a payment at maturity that may be greater than or less than the stated principal amount of $1,000 per security, depending on the performance of the Russell 2000® Index (the “underlying index”).

▪	The payment at maturity per security will be the sum of two amounts: the indexed principal amount, which will depend on the performance of the underlying index from the pricing date to the final valuation date, and the cumulative interim risk amount, which may be positive or negative and will depend on the closing levels of the underlying index on two interim valuation dates occurring approximately three months and eleven months after the pricing date, respectively.

o	Indexed principal amount. The indexed principal amount may be greater than, equal to or less than the stated principal amount of the securities and will reflect exposure to the performance of the underlying index from its initial index level to its final index level.

▪	If the underlying index appreciates by more than 2%, the indexed principal amount will be greater than the stated principal amount and will reflect limited participation (on a less than 1-to-1 basis) in the appreciation in excess of 2%, subject to the indexed principal cap specified below.

▪	If the underlying index depreciates by up to 10% or appreciates by up to 2%, the indexed principal amount will be equal to the stated principal amount.

▪	If the underlying index depreciates by more than 10%, the indexed principal amount will be less than the stated principal amount by an amount equal to the depreciation of the underlying index, subject to a 10% buffer.

o	Cumulative interim risk amount. The cumulative interim risk amount may be positive or negative and will equal the sum of the two interim risk amounts as determined on the two interim valuation dates, subject to the occurrence of a barrier event as described below.

▪	The interim risk amount on an interim valuation date will be negative if the closing level of the underlying index on that date is greater than the applicable interim strike level and positive if the closing level of the underlying index on that date is less than the applicable interim strike level.

▪	The cumulative interim risk amount will depend to a greater extent on interim valuation date 2 than on interim valuation date 1. The cumulative interim risk amount will be positive if the closing level of the underlying index is less than the interim strike level on interim valuation date 2, and it will be negative if the closing level of the underlying index is greater than the interim strike level on interim valuation date 2, regardless of the closing level on interim valuation date 1.

▪	However, if a barrier event occurs, any positive interim risk amounts will not count toward the cumulative interim risk amount.

▪	The securities are designed for investors who expect the underlying index to decline in the near term (based only on the first interim valuation date), experience no more than limited appreciation in the intermediate term (based only on the second interim valuation date) and appreciate in the longer term (based only on the final valuation date). If expectations about intermediate or longer term performance turn out not to be accurate, investors may incur a substantial loss on the securities.

▪	Investors must be willing to accept (i) an investment that may have limited or no liquidity and (ii) the risk of not receiving any amount due under the securities if we default on our obligations. All payments on the securities are subject to the credit risk of Citigroup Inc.

KEY TERMS
Underlying index:	The Russell 2000® Index (ticker symbol: “RTY”)
Aggregate stated principal amount:	$
Stated principal amount:	$1,000 per security
Pricing date:	January , 2016 (expected to be January 26, 2016)
Issue date:	January , 2016 (three business days after the pricing date)
Valuation dates:	April 28, 2016 (interim valuation date 1), December 28, 2016 (interim valuation date 2) and June 25, 2019 (final valuation date), each subject to postponement if such date is not a scheduled trading day or if certain market disruption events occur
Maturity date:	June 28, 2019
Payment at maturity:	For each $1,000 stated principal amount security you hold at maturity, you will receive an amount in cash equal to the sum of the indexed principal amount and the cumulative interim risk amount, subject to a minimum of $0. Your payment at maturity may be less than the stated principal amount of your securities if either the indexed principal amount is less than the stated principal amount or the cumulative interim risk amount is negative.
Indexed principal amount:

The indexed principal amount will be an amount per $1,000 stated principal amount security determined as follows:

▪   If the final index return is greater than 2%:

$1,000 + [$1,000 × (final index return – 2%) × upside participation rate], subject to the indexed principal cap

▪   If the final index return is less than or equal to 2% but greater than or equal to –10%: $1,000

▪   If the final index return is less than –10%: $1,000 + [$1,000 × (final index return + 10%)]

The indexed principal amount will be less than the stated principal amount of your securities if the underlying index depreciates by more than 10% from the initial index level to the final index level.

Cumulative interim risk amount:	The sum of the two interim risk amounts, unless a barrier event occurs, in which case the cumulative interim risk amount will equal the sum of the negative interim risk amounts, if any
Barrier event:	A barrier event will occur if the closing level of the underlying index on the final valuation date is less than or equal to 550
Listing:	The securities will not be listed on any securities exchange
Underwriter:	Citigroup Global Markets Inc. (“CGMI”), an affiliate of the issuer, acting as principal
Underwriting fee and issue price:	Issue price(1)	Underwriting fee(2)	Proceeds to issuer
Per security:	$1,000.00	$17.00	$983.00
Total:	$	$	$

(Key Terms continued on next page)

(1) Citigroup Inc. currently expects that the estimated value of the securities on the pricing date will be at least $920.00 per security, which will be less than the issue price. The estimated value of the securities is based on CGMI’s proprietary pricing models and our internal funding rate. It is not an indication of actual profit to CGMI or other of our affiliates, nor is it an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you at any time after issuance. See “Valuation of the Securities” in this pricing supplement.

(2) For more information on distribution of the securities, see “Supplemental Plan of Distribution” in this pricing supplement. In addition to the underwriting fee, CGMI and its affiliates may profit from expected hedging activity related to this offering, even if the value of the securities declines. See “Use of Proceeds and Hedging” in the accompanying prospectus.

 Investing in the securities involves risks not associated with an investment in conventional debt securities. See “Summary Risk Factors” beginning on page PS-7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or determined that this pricing supplement and the accompanying product supplement, underlying supplement, prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

You should read this pricing supplement together with the accompanying product supplement, underlying supplement, prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below:

Product Supplement No. EA-02-03 dated November 13, 2013	Underlying Supplement No. 3 dated November 13, 2013

Prospectus Supplement and Prospectus each dated November 13, 2013

The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Citigroup Inc.
Market-Linked Securities Based on the Russell 2000® Index Due June 28, 2019

KEY TERMS (continued)
Interim risk amount:	The following table indicates the interim risk amount for each interim valuation date, which will depend on whether the closing level of the underlying index on that interim valuation date is greater than or less than the applicable interim strike level.
Closing level of underlying index on applicable interim valuation date is …	… greater than or equal to interim strike level	… less than interim strike level
Interim valuation date 1	–$39.00	$185.00
Interim valuation date 2	–$202.50	$359.50
The interim risk amount may be negative on one or both of the interim valuation dates. If the interim risk amount is negative on interim valuation date 2, then the cumulative interim risk amount will be negative and will cause the payment at maturity to be less than the indexed principal amount.
Interim strike level:	The following table indicates the interim strike level for each interim valuation date:
Interim strike level
Interim valuation date 1	915.79 ( % of the initial index level)
Interim valuation date 2	1,107.06 ( % of the initial index level)
Initial index level:	Set on the pricing date and may be an intraday level or the closing level of the underlying index on the pricing date
Final index level:	The closing level of the underlying index on the final valuation date
Final index return:	The final index level minus the initial index level, divided by the initial index level
Upside participation rate:	30% to 50%, to be determined on the pricing date
Indexed principal cap:	$1,060 to $1,100 per security, to be determined on the pricing date. In no event will the indexed principal amount exceed the indexed principal cap.
CUSIP / ISIN:	17298C6S2 / US17298C6S26

Additional Information

The terms of the securities are set forth in the accompanying product supplement, prospectus supplement and prospectus, as supplemented by this pricing supplement. The accompanying product supplement, prospectus supplement and prospectus contain important disclosures that are not repeated in this pricing supplement. For example, certain events may occur that could affect your payment at maturity. These events and their consequences are described in the accompanying product supplement in the sections “Description of the Securities—Certain Additional Terms for Securities Linked to an Underlying Index—Consequences of a Market Disruption Event; Postponement of a Valuation Date” and “—Discontinuance or Material Modification of an Underlying Index,” and not in this pricing supplement. The accompanying underlying supplement contains important disclosures regarding the underlying index that are not repeated in this pricing supplement. It is important that you read the accompanying product supplement, underlying supplement, prospectus supplement and prospectus together with this pricing supplement before deciding whether to invest in the securities. Certain terms used but not defined in this pricing supplement are defined in the accompanying product supplement.

January 2016	PS-2

Citigroup Inc.
Market-Linked Securities Based on the Russell 2000® Index Due June 28, 2019

Hypothetical Examples and Scenarios

Indexed Principal Amount

The diagram below illustrates the calculation of the indexed principal amount for a range of hypothetical final index returns (i.e., for a range of hypothetical percentage changes from the initial index level to the final index level). The diagram and the examples that follow are based on a hypothetical indexed principal cap of $1,060 per security and a hypothetical upside participation rate of 30%. The actual indexed principal cap and upside participation rate will be determined on the pricing date.

Investors in the securities will not receive any dividends on the stocks that constitute the underlying index. The diagram and examples below do not show any effect of lost dividend yield over the term of the securities. See “Summary Risk Factors—Investing in the securities is not equivalent to investing in the underlying index or the stocks that constitute the underlying index” below.

Market-Linked Securities Indexed Principal Amount Diagram

The actual indexed principal amount per security will depend on the actual indexed principal cap and the actual upside participation rate, each of which will be determined on the pricing date, and the actual final index return. The examples below are intended to illustrate how the indexed principal amount will depend on whether the final index return is positive or negative and by how much.

Example 1—The Final Index Return Is Greater Than 2% By An Amount That Results In An Indexed Principal Amount Equal To The Indexed Principal Cap. In this example, the final index level exceeds the initial index level by 25%, resulting in a final index return of 25%. The indexed principal amount would be calculated as follows:

Indexed principal amount per security = $1,000 + [$1,000 × (final index return – 2%) × upside participation rate], subject to the indexed principal cap of $1,060 per security

= $1,000 + [$1,000 × (25% – 2%) × 30%], subject to the indexed principal cap of $1,060 per security

= $1,000 + ($1,000 × 23% × 30%), subject to the indexed principal cap of $1,060 per security

= $1,000 + $69.00, subject to the indexed principal cap of $1,060 per security

= $1,060.00

January 2016	PS-3

Citigroup Inc.
Market-Linked Securities Based on the Russell 2000® Index Due June 28, 2019

Because the final index return in this example would result in an indexed principal amount of $1,069.00, which is greater than the indexed principal cap, the indexed principal amount in this example would be limited to the indexed principal cap of $1,060 per security.

Example 2—The Final Index Return Is Greater Than 2% By An Amount That Results In An Indexed Principal Amount That Is Less Than The Indexed Principal Cap. In this example, the final index level exceeds the initial index level by 10%, resulting in a final index return of 10%. The indexed principal amount would be calculated as follows:

Indexed principal amount per security = $1,000 + [$1,000 × (final index return – 2%) × upside participation rate], subject to the indexed principal cap of $1,060 per security

= $1,000 + [$1,000 × (10% – 2%) × 30%], subject to the indexed principal cap of $1,060 per security

= $1,000 + ($1,000 × 8% × 30%), subject to the indexed principal cap of $1,060 per security

= $1,000 + $24.00, subject to the indexed principal cap of $1,060 per security

= $1,024.00

In this example, the underlying index has appreciated by 10% from the initial index level to the final index level. The indexed principal amount reflects upside participation only to the extent that the appreciation of the underlying index exceeds 2%. In this example, the 10% appreciation of the underlying index exceeds 2% by 8 percentage points. The indexed principal amount will then reflect participation in those 8 percentage points at the upside participation rate, determined by multiplying those 8 percentage points by the upside participation rate of 30%, which equals 2.4 percentage points. Therefore, in this example, the underlying index appreciated by 10%, and the indexed principal amount would exceed the stated principal amount by 2.4%. As this example illustrates, any positive return on the securities resulting from the calculation of the indexed principal amount will be significantly less than the return that could have been achieved on a direct investment in the underlying index.

Example 3—The Final Index Return Is Less Than 2% But Greater Than –10%. In this example, the final index level has declined by 5% from the initial index level, resulting in a final index return of –5%. Because the final index return is less than 2%, but not less than –10%, the indexed principal amount would be equal to the $1,000 stated principal amount per security.

Example 4—The Final Index Return Is Less Than –10%. In this example, the final index level has declined by 60% from the initial index level to the final index level, resulting in a final index return of –60%. The indexed principal amount would be calculated as follows:

Indexed principal amount per security = $1,000 + [$1,000 × (final index return + 10%)]

= $1,000 + [$1,000 × (–60% + 10%)]

= $1,000 + [$1,000 × –50%]

= $1,000 – $500

= $500

In this example, the underlying index has depreciated by more than 10% from the initial index level to the final index level, and as a result the indexed principal amount is less than the stated principal amount per security by an amount equal to the depreciation of the underlying index, subject to a 10% buffer. In this example, the underlying index has depreciated by 60%, and the indexed principal amount reflects a 50% loss on the stated principal amount.

Cumulative Interim Risk Amount

The securities are designed for investors who have certain expectations about the performance of the underlying index over three distinct time periods, which we refer to as the “near term” (represented by interim valuation date 1, which is approximately 3 months after the pricing date), the “intermediate term” (represented by interim valuation date 2, which is approximately 11 months after the pricing date) and the “longer term” (represented by the final valuation date, which is approximately 3 years and 5 months after the pricing date). The interim risk amount that is determined on each interim valuation date will depend on whether those expectations are ultimately borne out in the near term or the intermediate term, as applicable. The cumulative interim risk amount, therefore, will reflect the cumulative results of whether the near-term and intermediate-term expectations are borne out. Because the potential interim risk amounts are greater (more positive, if positive, or more negative, if negative) on interim valuation date 2 than on interim valuation date 1, the cumulative interim risk amount will depend on intermediate-term performance to a greater extent than on near-term performance.

There are two possible interim risk amounts that may be determined on each interim valuation date—if the closing level of the underlying index is greater than the applicable interim strike level on that date, a negative interim risk amount will be determined for that date, and if the closing level of the underlying index is less than the applicable interim strike level on that date, a positive interim risk amount will be determined for that date. Because there are two interim valuation dates, and two possible interim risk amounts per interim valuation date, there are a total of four possible scenarios that may occur in connection with the determination of the cumulative interim risk amount (before taking into account the possibility of a barrier event, which is discussed below).

January 2016	PS-4

Citigroup Inc.
Market-Linked Securities Based on the Russell 2000® Index Due June 28, 2019

Scenario 1: The closing level of the underlying index is greater than the interim strike level on interim valuation date 1, resulting in an interim risk amount of –$39.00 on interim valuation date 1, and greater than the interim strike level on interim valuation date 2, resulting in an interim risk amount of –$202.50 on interim valuation date 2. In this scenario, the cumulative interim risk amount (i.e., the sum of the interim risk amounts) is –$241.50. The securities reflect a view that the underlying index will decline in the near term and will not experience more than limited appreciation in the intermediate term, but in this scenario neither of those views is borne out, resulting in a negative cumulative interim risk amount.

Scenario 2: The closing level of the underlying index is less than the interim strike level on interim valuation date 1, resulting in an interim risk amount of $185.00 on interim valuation date 1, and greater than the interim strike level on interim valuation date 2, resulting in an interim risk amount of –$202.50 on interim valuation date 2. In this scenario, the cumulative interim risk amount (i.e., the sum of the interim risk amounts) is –$17.50. In this scenario, the near-term view reflected in the terms of the securities is borne out but the intermediate-term view is not. Because the cumulative interim risk amount depends to a greater extent on interim valuation date 2 than on interim valuation date 1, the cumulative interim risk amount is negative in this scenario.

Scenario 3: The closing level of the underlying index is less than the interim strike level on interim valuation date 1, resulting in an interim risk amount of $185.00 on interim valuation date 1, and less than the interim strike level on interim valuation date 2, resulting in an interim risk amount of $359.50 on interim valuation date 2. In this scenario, the cumulative interim risk amount (i.e., the sum of the interim risk amounts) is $544.50. In this scenario, the near-term and intermediate-term views reflected in the securities are both fully borne out, resulting in the greatest potential cumulative interim risk amount.

Scenario 4: The closing level of the underlying index is greater than the interim strike level on interim valuation date 1, resulting in an interim risk amount of –$39.00 on interim valuation date 1, and less than the interim strike level on interim valuation date 2, resulting in an interim risk amount of $359.50 on interim valuation date 2. In this scenario, the sum of the interim risk amounts (i.e., the cumulative interim risk amount) is $320.50. In this scenario, the near-term view reflected in the terms of the securities is not borne out but the intermediate-term view is borne out. Because the cumulative interim risk amount depends to a greater extent on interim valuation date 2 than on interim valuation date 1, the cumulative interim risk amount is positive in this scenario.

If a barrier event occurs, four other scenarios are possible in connection with the determination of the cumulative interim risk amount. A barrier event will occur if the closing level of the underlying index on the final valuation date is less than 550. Although the cumulative interim risk amount will initially depend on the closing level of the underlying index within the near and intermediate terms, the occurrence of a barrier event will depend on the closing level of the underlying index near maturity. Therefore, the securities will benefit from accurate expectations about the near- and intermediate-term performance of the underlying index (in the form of a positive cumulative interim risk amount) only if the securities also reflect accurate expectations about the longer-term performance of the underlying index (insofar as the securities reflect an expectation that the underlying index will not close below 550 on the final valuation date).

Scenario 5: This scenario is the same as scenario 1, except that in this scenario a barrier event occurs. Because there were no positive interim risk amounts in scenario 1, the cumulative interim risk amount in this scenario is the same as in scenario 1, or –$241.50.

Scenario 6: This scenario is the same as scenario 2, except that in this scenario a barrier event occurs, which means that the positive interim risk amount in this scenario will not be counted in determining the cumulative interim risk amount. In this case, only the negative interim risk amount of –$202.50 on interim valuation date 2 will count toward the cumulative interim risk amount, resulting in a cumulative interim risk amount of –$202.50.

Scenario 7: This scenario is the same as scenario 3, except that in this scenario a barrier event occurs, which means that the positive interim risk amounts in this scenario will not be counted in determining the cumulative interim risk amount. In this case, there are no negative interim risk amounts, so the cumulative interim risk amount is $0.

Scenario 8: This scenario is the same as scenario 4, except that in this scenario a barrier event occurs, which means that the positive interim risk amount in this scenario will not be counted in determining the cumulative interim risk amount. In this case, only the negative interim risk amount of –$39.00 on interim valuation date 1 will count toward the cumulative interim risk amount, resulting in a cumulative interim risk amount of –$39.00.

The following chart illustrates these potential scenarios. Each cell with a number in the table below indicates the cumulative interim risk amount given a particular combination of closing levels relative to the applicable interim strike levels on the two interim valuation dates. The number indicated in regular font is the cumulative interim risk amount that would result if no barrier event occurs, and the number in parentheses and in italic font is the cumulative interim risk amount that would result if a barrier event occurs.

January 2016	PS-5

Citigroup Inc.
Market-Linked Securities Based on the Russell 2000® Index Due June 28, 2019

Closing level of underlying index on interim valuation date 2 relative to interim strike level
		Greater than or equal	Less than
Closing level of underlying index on interim valuation date 1 relative to interim strike level	Greater than or equal	–$241.50 (–$241.50)	$320.50 (–$39.00)
	Less than	–$17.50 (–$202.50)	$544.50 ($0.00)

Payment at Maturity

The payment at maturity will not reflect either the indexed principal amount or the cumulative interim risk amount alone, but instead will be equal to the sum of the indexed principal amount and the cumulative interim risk amount. You will not receive a favorable return on the securities unless the performance of the underlying index results in a favorable indexed principal amount and a favorable cumulative interim risk amount. If either the indexed principal amount is less than the stated principal amount or the cumulative interim risk amount is negative, you may incur a substantial loss on your investment in the securities.

The table below illustrates a range of hypothetical payments at maturity assuming a range of hypothetical final index returns and various hypothetical cumulative interim risk amounts. The rows shaded in shades of red in the table below represent scenarios in which a barrier event has occurred. The table is based on a hypothetical indexed principal cap of $1,060 per security and a hypothetical upside participation rate of 30% and assumes that a barrier event will occur when the final index return is equal to or below –45%. The actual indexed principal cap and upside participation rate will be determined on the pricing date, and the actual final index return at or below which a barrier event occurs will depend on the initial index level, which will be set on the pricing date. The table below is provided solely for illustrative purposes and does not illustrate all possible outcomes.

Hypothetical Final Index Return	Hypothetical Indexed Principal Amount	Hypothetical Cumulative Interim Risk Amount	Hypothetical Payment at Maturity	Hypothetical Total Return at Maturity
40.00%	$1,060.00	-$241.50	$818.50	-18.15%
40.00%	$1,060.00	-$17.50	$1,042.50	4.25%
40.00%	$1,060.00	$320.50	$1,380.50	38.05%
40.00%	$1,060.00	$544.50	$1,604.50	60.45%
22.00%	$1,060.00	-$241.50	$818.50	-18.15%
22.00%	$1,060.00	-$17.50	$1,042.50	4.25%
22.00%	$1,060.00	$320.50	$1,380.50	38.05%
22.00%	$1,060.00	$544.50	$1,604.50	60.45%
10.00%	$1,024.00	-$241.50	$782.50	-21.75%
10.00%	$1,024.00	-$17.50	$1,006.50	0.65%
10.00%	$1,024.00	$320.50	$1,344.50	34.45%
10.00%	$1,024.00	$544.50	$1,568.50	56.85%
0.00%	$1,000.00	-$241.50	$758.50	-24.15%
0.00%	$1,000.00	-$17.50	$982.50	-1.75%
0.00%	$1,000.00	$320.50	$1,320.50	32.05%
0.00%	$1,000.00	$544.50	$1,544.50	54.45%
–10.00%	$1,000.00	-$241.50	$758.50	-24.15%
–10.00%	$1,000.00	-$17.50	$982.50	-1.75%
–10.00%	$1,000.00	$320.50	$1,320.50	32.05%
–10.00%	$1,000.00	$544.50	$1,544.50	54.45%
–25.00%	$850.00	-$241.50	$608.50	-39.15%
–25.00%	$850.00	-$17.50	$832.50	-16.75%
–25.00%	$850.00	$320.50	$1,170.50	17.05%
–25.00%	$850.00	$544.50	$1,394.50	39.45%
-45.00%	$650.00	-$241.50	$408.50	-59.15%
-45.00%	$650.00	-$202.50	$447.50	-55.25%
-45.00%	$650.00	-$39.00	$611.00	-38.90%
-45.00%	$650.00	$0.00	$650.00	-35.00%
–75.00%	$350.00	-$241.50	$108.50	-89.15%
–75.00%	$350.00	-$202.50	$147.50	-85.25%
–75.00%	$350.00	-$39.00	$311.00	-68.90%
–75.00%	$350.00	$0.00	$350.00	-65.00%

January 2016	PS-6

Citigroup Inc.
Market-Linked Securities Based on the Russell 2000® Index Due June 28, 2019

Summary Risk Factors

An investment in the securities is significantly riskier than an investment in conventional debt securities. The securities are subject to all of the risks associated with an investment in our conventional debt securities, including the risk that we may default on our obligations under the securities, and are also subject to risks associated with the underlying index. Accordingly, the securities are suitable only for investors who are capable of understanding the complexities and risks of the securities. You should consult your own financial, tax and legal advisers as to the risks of an investment in the securities and the suitability of the securities in light of your particular circumstances.

The following is a summary of certain key risk factors for investors in the securities. You should read this summary together with the more detailed description of risks relating to an investment in the securities contained in the section “Risk Factors Relating to the Securities” beginning on page EA-6 in the accompanying product supplement. You should also carefully read the risk factors included in the documents incorporated by reference in the accompanying prospectus, including our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which describe risks relating to our business more generally.

▪	You may incur a significant loss on your investment. Unlike conventional debt securities, the securities do not repay a fixed amount of principal at maturity. Instead, your payment at maturity will depend on the performance of the underlying index. If the underlying index performs in a way that results in either an indexed principal amount that is less than the stated principal amount or a negative cumulative interim risk amount, you may incur a significant loss on your investment.

▪	The securities are designed for investors who have particular expectations about the performance of the underlying index over the near term, the intermediate term and the longer term, and the securities may perform poorly if either intermediate-term or longer-term expectations turn out to be inaccurate. The securities are designed for investors who believe that the underlying index will decline in the near term, will not experience more than limited appreciation over the intermediate term and will appreciate over the longer term. The near-term and intermediate-term performance of the underlying index will determine the cumulative interim risk amount (subject to the occurrence of a barrier event), with intermediate-term performance having a greater impact than near-term performance on the cumulative interim risk amount. The longer-term performance of the underlying index will determine the indexed principal amount (and whether a barrier event occurs). Because the payment at maturity will be the sum of the indexed principal amount and the cumulative interim risk amount, your return at maturity will depend on the performance of the underlying index over the near term, the intermediate term and the longer term, and if the expectations about that performance that are reflected in the terms of the securities are not borne out over either the intermediate term or the longer term, the securities may perform poorly.

If the underlying index does not perform as expected in the intermediate term—that is, if the underlying index appreciates and closes above the applicable interim strike level on interim valuation date 2—then the cumulative interim risk amount will be negative and will reduce the payment at maturity to an amount that is less than the indexed principal amount. Therefore, even if the longer term performance of the underlying index results in an indexed principal amount that is greater than the stated principal amount, intermediate-term performance resulting in a negative cumulative interim risk amount may cause the payment at maturity to be less than the stated principal amount, resulting in a loss on your investment. Alternatively, even if the near-term and intermediate-term performance of the underlying index result in a positive cumulative interim risk amount, you may nevertheless incur a loss at maturity if the underlying index declines over the longer term, resulting in an indexed principal amount that is less than the stated principal amount by an amount that is greater than the cumulative interim risk amount. In addition, if the underlying index declines over the longer term to such a degree that a barrier event occurs on the final valuation date, any positive interim risk amounts will not count toward the cumulative interim risk amount. As a result, the longer term performance of the underlying index can negate any benefits you would otherwise have received from the near-term and intermediate-term performance of the underlying index.

If the terms of the securities turn out to reflect inaccurate expectations about the performance of the underlying index over the near term, the intermediate term and the longer term, your losses at maturity may be particularly significant.

▪	The securities may be adversely affected if the underlying index appreciates over the near term and/or the intermediate term. If the underlying index appreciates and closes above the interim strike level on the first interim valuation date (occurring approximately three months after the pricing date) and on the second interim valuation date (occurring approximately eleven months after the pricing date), the interim risk amount will be negative on each interim valuation date and the cumulative interim risk amount (equal to the sum of the interim risk amounts) will be negative. The cumulative interim risk amount will also be negative if the underlying index appreciates over the intermediate term, closing above the interim strike level on the second interim valuation date, even if it depreciates over the near term.

▪	To receive a favorable cumulative interim risk amount, very precise expectations about the near-term performance and intermediate-term performance of the underlying index must be met. An unfavorable cumulative interim risk amount will result if those expectations prove to be nearly, but not precisely, correct. If the closing level of the underlying index is greater than the applicable interim strike level on an interim valuation date, a negative interim risk amount will be determined for that

January 2016	PS-7

Citigroup Inc.
Market-Linked Securities Based on the Russell 2000® Index Due June 28, 2019

interim valuation date, even if the closing level of the underlying index is only slightly greater than the interim strike level, and even if the closing level of the underlying index is less than the interim strike level on another day near the interim valuation date. To receive a favorable cumulative interim risk amount, the expectations about the performance of the underlying index must prove correct not only as to the direction and magnitude of movement after the pricing date, but also as to timing. Even if the underlying index does generally move in directions that are consistent with expectations reflected in the terms of the securities, the cumulative interim risk amount may be negative if those movements do not happen in the magnitudes, or with the specific timing (i.e., by the specific interim valuation dates), that would result in a positive cumulative interim risk amount.

If the closing level of the underlying index is less than the applicable interim strike level on interim valuation date 2 but not on interim valuation date 1, the cumulative interim risk amount will be positive but will be significantly smaller than it would have been had the closing level of the underlying index been less than the applicable interim strike level on both interim valuation dates.

▪	If a barrier event occurs, an otherwise positive cumulative interim risk amount will be reduced to zero or will become negative. Even if the near-term and intermediate-term performance of the underlying index results in a positive cumulative interim risk amount, the cumulative interim risk amount will be reduced to zero or will become negative if a barrier event occurs. As a result, the longer-term performance of the underlying index may, if it results in a barrier event, negate any benefit you otherwise would have received from correct expectations about the performance of the underlying index over the near term and/or intermediate term. If a barrier event occurs, that will mean that the closing level of the underlying index on the final valuation date has declined very significantly from the initial index level, which will result in an indexed principal amount that is significantly less the stated principal amount and a significant loss on the securities. Therefore, if a barrier event occurs, that event will take away any benefit you otherwise would have received from the cumulative interim risk amount at a time when that benefit would have been most needed to mitigate losses on the securities.

▪	The securities will receive only a limited benefit from any appreciation of the underlying index over the longer term, but the securities are at significant risk from any depreciation of the underlying index over the longer term. If the underlying index appreciates from the initial index level to the final index level, the indexed principal amount will participate in that appreciation in a very limited way. First, the indexed principal amount will participate in the appreciation only to the extent that it exceeds 2%. Second, the indexed principal amount will participate on a less than 1-to-1 basis in that excess appreciation. The actual upside participation rate will be determined on the pricing date and may be as low as 30%. Third, the indexed principal amount will in no event exceed the indexed principal cap. The actual indexed principal cap will be determined on the pricing date and may be as low as $1,060 per $1,000 stated principal amount security.

By contrast, the indexed principal amount will reflect unlimited losses based on any depreciation of the underlying index from the initial index level to the final index level, subject only to the 10% buffer. For example, if the underlying index depreciates by 75%, the indexed principal amount will be 65% less than the stated principal amount. In that instance, a barrier event would have occurred, and the cumulative interim risk amount could only reduce that amount in determining the payment at maturity.

▪	If the interim risk amount is negative on both interim valuation dates, you will incur a loss on the securities at maturity and the securities will significantly underperform a direct investment in the underlying index. If the interim risk amount is negative on both interim valuation dates, the cumulative interim risk amount will be –24.15% (as a percentage of the stated principal amount of the securities). The indexed principal cap will be determined on the pricing date and will not exceed $1,100.00 per security, which is only 10% greater than the stated principal amount. Therefore, if the cumulative interim risk amount is –24.15%, that negative amount will more than offset any positive return that would otherwise result from the indexed principal amount and will ensure a loss on the securities at maturity, regardless of how favorably the underlying index may perform over the remainder of the term of the securities.

In addition, if the cumulative interim risk amount is –24.15%, that amount (as a percentage of the stated principal amount) will be greater than the buffer amount of 10% that is reflected in the calculation of the indexed principal amount. If the underlying index depreciates from the initial index level to the final index level, the 10% buffer will cause the indexed principal amount to be greater than the amount that would be determined if the indexed principal amount reflected the full depreciation of the underlying index without the buffer. However, if the cumulative interim risk amount is –24.15%, that negative amount will more than offset the 10% buffer. As a result, the overall performance of the securities would reflect a loss that is significantly greater than the full depreciation of the underlying index.

A similar outcome would result if the interim risk amount is negative on interim valuation date 2 but positive on interim valuation date 1 and a barrier event occurs, because in that event the cumulative interim risk amount (disregarding the positive interim risk amount on interim valuation date 1 because of the barrier event) would be –20.25%.

▪	The potential return on the securities is limited. The indexed principal amount will in no event exceed the indexed principal cap, and the cumulative interim risk amount will in no event exceed the sum of the two interim risk amounts, which are fixed amounts. As a result, the potential return on the securities is limited, and the securities may underperform a direct investment in the underlying index.

January 2016	PS-8

Citigroup Inc.
Market-Linked Securities Based on the Russell 2000® Index Due June 28, 2019

▪	The terms of the securities do not necessarily represent our views with respect to the performance of the underlying index. The terms of the securities have been designed for investors who have particular expectations about the performance of the underlying index. Those expectations may differ from our expectations. The fact that we are offering the securities is not a recommendation that any investor invest in the securities or an endorsement of any particular view with respect to the performance of the underlying index. In fact, as we are part of a global financial institution, our affiliates may have positions (including short positions) in the stocks that constitute the underlying index or in instruments related to the underlying index or such stocks, and may publish research or express opinions, that in each case are inconsistent with an investment linked to the underlying index. These and other activities of our affiliates may affect the level of the underlying index in a way that has a negative impact on your interests as a holder of the securities. Investors must make their own independent investigation into the terms of the securities and must make their own independent judgment as to whether to invest in the securities.

▪	The initial index level will be determined at the discretion of the calculation agent. The initial index level may be an intraday level of the underlying index on the pricing date, as determined by the calculation agent in its sole discretion, and may not be based on the closing level of the underlying index on the pricing date. The initial index level may be higher or lower than the actual closing level of the underlying index on the pricing date. Although the calculation agent will determine the initial index level in good faith, the discretion exercised by the calculation agent in determining the initial index level could have an impact (positive or negative) on the value of your securities. The calculation agent is under no obligation to consider your interests as a holder of the securities in taking any actions that might affect the value of your securities, including the determination of the initial index level.

▪	The securities do not pay interest. Unlike conventional debt securities, the securities do not pay interest or any other amounts prior to maturity. You should not invest in the securities if you seek current income during the term of the securities.

▪	Investing in the securities is not equivalent to investing in the underlying index or the stocks that constitute the underlying index. You will not have voting rights, rights to receive dividends or other distributions or any other rights with respect to the stocks that constitute the underlying index. As of January 25, 2016, the average dividend yield of the underlying index was approximately 1.84% per year. While it is impossible to know the future dividend yield of the underlying index, if this average dividend yield were to remain constant for the term of the securities, you would be forgoing an aggregate yield of approximately 6.29% (assuming no reinvestment of dividends) by investing in the securities instead of investing directly in the stocks that constitute the underlying index or in another investment linked to the underlying index that provides for a pass-through of dividends. The payment scenarios described in this pricing supplement do not show any effect of lost dividend yield over the term of the securities.

▪	Your payment at maturity depends on the closing level of the underlying index on only three days. Because your payment at maturity depends on the closing level of the underlying index solely on the three valuation dates, you are subject to the risk that the closing levels of the underlying index on the two interim valuation dates may be higher, and on the final valuation date may be lower, than on one or more other dates during the term of the securities. If you had invested in another instrument linked to the underlying index that you could sell for full value at a time selected by you, or if the terms of the securities were based on an average of closing levels of the underlying index, you might have achieved better returns.

▪	The securities are subject to the credit risk of Citigroup Inc. If we default on our obligations under the securities, you may not receive anything owed to you under the securities.

▪	The securities will not be listed on a securities exchange and you may not be able to sell them prior to maturity. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. CGMI currently intends to make a secondary market in relation to the securities and to provide an indicative bid price for the securities on a daily basis. Any indicative bid price for the securities provided by CGMI will be determined in CGMI’s sole discretion, taking into account prevailing market conditions and other relevant factors, and will not be a representation by CGMI that the securities can be sold at that price, or at all. CGMI may suspend or terminate making a market and providing indicative bid prices without notice, at any time and for any reason. If CGMI suspends or terminates making a market, there may be no secondary market at all for the securities because it is likely that CGMI will be the only broker-dealer that is willing to buy your securities prior to maturity. Accordingly, an investor must be prepared to hold the securities until maturity.

▪	The estimated value of the securities on the pricing date, based on CGMI’s proprietary pricing models and our internal funding rate, will be less than the issue price. The difference is attributable to certain costs associated with selling, structuring and hedging the securities that are included in the issue price. These costs include (i) the selling concessions paid in connection with the offering of the securities, (ii) hedging and other costs incurred by us and our affiliates in connection with the offering of the securities and (iii) the expected profit (which may be more or less than actual profit) to CGMI or other of our affiliates in connection with hedging our obligations under the securities. These costs adversely affect the economic terms of the securities because, if they were lower, the economic terms of the securities would be more favorable to you. The economic terms of the securities are also likely to be adversely affected by the use of our internal funding rate, rather than our secondary market rate, to price the securities. See “The estimated value of the securities would be lower if it were calculated based on our secondary market rate” below.

January 2016	PS-9

Citigroup Inc.
Market-Linked Securities Based on the Russell 2000® Index Due June 28, 2019

▪	The estimated value of the securities was determined for us by our affiliate using proprietary pricing models. CGMI derived the estimated value disclosed on the cover page of this pricing supplement from its proprietary pricing models. In doing so, it may have made discretionary judgments about the inputs to its models, such as the volatility of the underlying index, dividend yields on the stocks that constitute the underlying index and interest rates. CGMI’s views on these inputs may differ from your or others’ views, and as an underwriter in this offering, CGMI’s interests may conflict with yours. Both the models and the inputs to the models may prove to be wrong and therefore not an accurate reflection of the value of the securities. Moreover, the estimated value of the securities set forth on the cover page of this pricing supplement may differ from the value that we or our affiliates may determine for the securities for other purposes, including for accounting purposes. You should not invest in the securities because of the estimated value of the securities. Instead, you should be willing to hold the securities to maturity irrespective of the initial estimated value.

▪	The estimated value of the securities would be lower if it were calculated based on our secondary market rate. The estimated value of the securities included in this pricing supplement is calculated based on our internal funding rate, which is the rate at which we are willing to borrow funds through the issuance of the securities. Our internal funding rate is generally lower than the market rate implied by traded instruments referencing our debt obligations in the secondary market for those debt obligations, which we refer to as our secondary market rate. If the estimated value included in this pricing supplement were based on our secondary market rate, rather than our internal funding rate, it would likely be lower. We determine our internal funding rate based on factors such as the costs associated with the securities, which are generally higher than the costs associated with conventional debt securities, and our liquidity needs and preferences. Our internal funding rate is not an interest rate that we will pay to investors in the securities, which do not bear interest.

▪	The estimated value of the securities is not an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you in the secondary market. Any such secondary market price will fluctuate over the term of the securities based on the market and other factors described in the next risk factor. Moreover, unlike the estimated value included in this pricing supplement, any value of the securities determined for purposes of a secondary market transaction will be based on our secondary market rate, which will likely result in a lower value for the securities than if our internal funding rate were used. In addition, any secondary market price for the securities will be reduced by a bid-ask spread, which may vary depending on the aggregate stated principal amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding related hedging transactions. As a result, it is likely that any secondary market price for the securities will be less than the issue price.

▪	The value of the securities prior to maturity will fluctuate based on many unpredictable factors. The value of your securities prior to maturity will fluctuate based on the level and volatility of the underlying index and a number of other factors, including the price and volatility of the stocks that constitute the underlying index, the dividend yields on the stocks that constitute the underlying index, interest rates generally, the time remaining to maturity and our creditworthiness, as reflected in our secondary market rate. The value of the securities after the interim valuation dates will also be affected by the interim risk amount that is determined on the interim valuation dates and by expectations about whether a barrier event will occur. Changes in the level of the underlying index may not result in a comparable change in the value of your securities. You should understand that the value of your securities at any time prior to maturity may be significantly less than the issue price.

▪	Immediately following issuance, any secondary market bid price provided by CGMI, and the value that will be indicated on any brokerage account statements prepared by CGMI or its affiliates, will reflect a temporary upward adjustment. The amount of this temporary upward adjustment will steadily decline to zero over the temporary adjustment period. See “Valuation of the Securities” in this pricing supplement.

▪	The securities will be subject to risks associated with small capitalization stocks. The stocks that constitute the underlying index are issued by companies with relatively small market capitalization. The stock prices of smaller companies may be more volatile than stock prices of large capitalization companies. These companies tend to be less well-established than large market capitalization companies. Small capitalization companies may be less able to withstand adverse economic, market, trade and competitive conditions relative to larger companies. Small capitalization companies are less likely to pay dividends on their stocks, and the presence of a dividend payment could be a factor that limits downward stock price pressure under adverse market conditions.

▪	The level of the underlying index may be adversely affected by our or our affiliates’ hedging and other trading activities. We expect to hedge our obligations under the securities through CGMI or other of our affiliates, who may take positions directly in the stocks that constitute the underlying index and other financial instruments related to the underlying index or such stocks and may adjust such positions during the term of the securities. Our affiliates also trade the stocks that constitute the underlying index and other financial instruments related to the underlying index or such stocks on a regular basis (taking long or short positions or both), for their accounts, for other accounts under their management or to facilitate transactions on behalf of customers. These activities could affect the level of the underlying index in a way that negatively affects the value of the securities. They could also result in substantial returns for us or our affiliates while the value of the securities declines.

January 2016	PS-10

Citigroup Inc.
Market-Linked Securities Based on the Russell 2000® Index Due June 28, 2019

▪	We and our affiliates may have economic interests that are adverse to yours as a result of our affiliates’ business activities. Our affiliates may currently or from time to time engage in business with the issuers of the stocks that constitute the underlying index, including extending loans to, making equity investments in or providing advisory services to such issuers. In the course of this business, we or our affiliates may acquire non-public information about such issuers, which we will not disclose to you. Moreover, if any of our affiliates is or becomes a creditor of any such issuer, they may exercise any remedies against such issuer that are available to them without regard to your interests.

▪	The calculation agent, which is an affiliate of ours, will make important determinations with respect to the securities. If certain events occur, such as market disruption events or the discontinuance of the underlying index, CGMI, as calculation agent, will be required to make discretionary judgments that could significantly affect your payment at maturity. In making these judgments, the calculation agent’s interests as an affiliate of ours could be adverse to your interests as a holder of the securities.

▪	Adjustments to the underlying index may affect the value of your securities. Russell Investment Group (the “underlying index publisher”) may add, delete or substitute the stocks that constitute the underlying index or make other methodological changes that could affect the level of the underlying index. The underlying index publisher may discontinue or suspend calculation or publication of the underlying index at any time without regard to your interests as holders of the securities.

▪	The U.S. federal tax consequences of an investment in the securities are unclear. There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as prepaid forward contracts. If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities might be materially and adversely affected. In particular, if a security were treated as a debt instrument for U.S. federal income tax purposes rather than as a prepaid forward contract, (i) you would generally be required to recognize income over the term of the security and (ii) any gain recognized with respect to the security would generally be treated as ordinary income and not as capital gain. As described below under “United States Federal Tax Considerations,” in 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, including the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. persons should be subject to withholding tax, possibly with retroactive effect. You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “United States Federal Tax Considerations” in this pricing supplement. You should also consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Information About the Underlying Index

The Russell 2000® Index is designed to track the performance of the small capitalization segment of the U.S. equity market. All stocks included in the Russell 2000® Index are traded on a major U.S. exchange. It is calculated and maintained by Russell Investments, a subsidiary of Russell Investment Group. The Russell 2000® Index is reported by Bloomberg L.P. under the ticker symbol “RTY.”

“Russell 2000® Index” is a trademark of Russell Investment Group and has been licensed for use by Citigroup Inc. and its affiliates. For more information, see “Equity Index Descriptions—Russell 2000® Index—License with Russell” in the accompanying underlying supplement.

Please refer to the sections “Risk Factors” and “Equity Index Descriptions—Russell 2000® Index” in the accompanying underlying supplement for important disclosures regarding the Russell 2000® Index, including certain risks that are associated with an investment linked to the Russell 2000® Index.

Historical Information

The closing level of the underlying index on January 25, 2016 was 997.373.

The graph below shows the closing levels of the underlying index for each day such level was available from January 3, 2011 to January 25, 2016. We obtained the closing levels from Bloomberg L.P., without independent verification. You should not take the historical levels of the underlying index as an indication of future performance.

January 2016	PS-11

Citigroup Inc.
Market-Linked Securities Based on the Russell 2000® Index Due June 28, 2019

Russell 2000® Index – Historical Closing Levels January 3, 2011 to January 25, 2016

United States Federal Tax Considerations

You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “Summary Risk Factors” in this pricing supplement.

There are no statutory, judicial or administrative authorities that address the U.S. federal income tax treatment of the securities or instruments that are similar to the securities. In the opinion of our counsel, Davis Polk & Wardwell LLP, which is based on current market conditions, it is more likely than not that a security will be treated as a prepaid forward contract for U.S. federal income tax purposes. By purchasing a security, you agree (in the absence of an administrative determination or judicial ruling to the contrary) to this treatment. There is uncertainty regarding this treatment, and the IRS or a court might not agree with it. In particular, if a security were treated as a debt instrument for U.S. federal income tax purposes rather than as a prepaid forward contract, (i) you would generally be required to recognize income over the term of the security and (ii) any gain recognized with respect to the security would generally be treated as ordinary income and not as capital gain. Except where stated otherwise, the remaining discussion is based on the treatment of a security as a prepaid forward contract.

Subject to the discussion in “United States Federal Tax Considerations” in the accompanying product supplement, the following U.S. federal income tax consequences should result under current law:

•	You should not recognize taxable income over the term of the securities prior to maturity, other than pursuant to a sale or exchange.

•	Upon a sale or exchange of a security (including retirement at maturity), you should recognize capital gain or loss equal to the difference between the amount realized and your tax basis in the security. Such gain or loss should be long-term capital gain or loss if you held the security for more than one year.

Subject to the discussion below, if you are a Non-U.S. Holder (as defined in the accompanying product supplement) of the securities, you generally should not be subject to U.S. federal withholding or income tax in respect of any amount paid to you with respect to the securities, provided that (i) income in respect of the securities is not effectively connected with your conduct of a trade or business in the United States, and (ii) you comply with the applicable certification requirements.

The U.S. Treasury Department recently finalized the regulations referred to in “United States Federal Tax Considerations—Tax Consequences to Non-U.S. Holders—Possible Application of Section 871(m) of the Code” in the accompanying product supplement, which require withholding on certain “dividend equivalent” payments to non-U.S. persons. Based on the effective date in the final regulations, those regulations generally will not apply to the securities assuming there is no significant modification to the securities’ terms that results in a deemed exchange of the securities for U.S. federal income tax purposes.

January 2016	PS-12

Citigroup Inc.
Market-Linked Securities Based on the Russell 2000® Index Due June 28, 2019

As discussed in the section of the accompanying product supplement entitled “United States Federal Tax Considerations,” withholding under legislation commonly referred to as “FATCA” might (if the securities were recharacterized as debt instruments) apply to amounts treated as interest paid with respect to the securities and to the payment of gross proceeds of a disposition (including a retirement) of the securities. However, under a recent IRS notice, withholding under “FATCA” will apply to payments of gross proceeds (other than any amount treated as interest) only with respect to dispositions after December 31, 2018. You should consult your tax adviser regarding the potential application of “FATCA” to the securities.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, including the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. persons should be subject to withholding tax, possibly with retroactive effect. If withholding tax applies to the securities, we will not be required to pay any additional amounts with respect to amounts so withheld.

You should read the section entitled “United States Federal Tax Considerations” in the accompanying product supplement. The preceding discussion, when read in combination with that section, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the securities.

You should also consult your tax adviser regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Supplemental Plan of Distribution

CGMI, an affiliate of Citigroup Inc. and the underwriter of the sale of the securities, is acting as principal and will receive an underwriting fee of $17.00 for each $1,000 stated principal amount security sold in this offering. Certain broker-dealers affiliated with CGMI, including Citi International Financial Services, Citigroup Global Markets Singapore Pte. Ltd. and Citigroup Global Markets Asia Limited, will receive a fixed selling concession, and financial advisers employed by such affiliated broker-dealers will receive a fixed selling concession, of $17.00 for each $1,000 stated principal amount security they sell. CGMI will pay the registered representatives of CGMI a fixed selling concession of $17.00 for each $1,000 stated principal amount security they sell.

CGMI is an affiliate of ours. Accordingly, this offering will conform with the requirements addressing conflicts of interest when distributing the securities of an affiliate set forth in Rule 5121 of the Financial Industry Regulatory Authority. Client accounts over which Citigroup Inc. or its subsidiaries have investment discretion will not be permitted to purchase the securities, either directly or indirectly, without the prior written consent of the client.

See “Plan of Distribution; Conflicts of Interest” in the accompanying product supplement and “Plan of Distribution” in each of the accompanying prospectus supplement and prospectus for additional information.

A portion of the net proceeds from the sale of the securities will be used to hedge our obligations under the securities. We expect to hedge our obligations under the securities through CGMI or other of our affiliates. CGMI or such other of our affiliates may profit from this expected hedging activity even if the value of the securities declines. This hedging activity could affect the closing level of the underlying index and, therefore, the value of and your return on the securities. For additional information on the ways in which our counterparties may hedge our obligations under the securities, see “Use of Proceeds and Hedging” in the accompanying prospectus.

Valuation of the Securities

CGMI calculated the estimated value of the securities set forth on the cover page of this pricing supplement based on proprietary pricing models. CGMI’s proprietary pricing models generated an estimated value for the securities by estimating the value of a hypothetical package of financial instruments that would replicate the payout on the securities, which consists of a fixed-income bond (the “bond component”) and one or more derivative instruments underlying the economic terms of the securities (the “derivative component”). CGMI calculated the estimated value of the bond component using a discount rate based on our internal funding rate. CGMI calculated the estimated value of the derivative component based on a proprietary derivative-pricing model, which generated a theoretical price for the instruments that constitute the derivative component based on various inputs, including the factors described under “Summary Risk Factors—The value of the securities prior to maturity will fluctuate based on many unpredictable factors” in this pricing supplement, but not including our creditworthiness. These inputs may be market-observable or may be based on assumptions made by CGMI in its discretionary judgment.

January 2016	PS-13

Citigroup Inc.
Market-Linked Securities Based on the Russell 2000® Index Due June 28, 2019

The estimated value of the securities is a function of the terms of the securities and the inputs to CGMI’s proprietary pricing models. The range for the estimated value of the securities set forth on the cover page of this preliminary pricing supplement reflects terms of the securities that have not yet been fixed as well as uncertainty on the date of this preliminary pricing supplement about the inputs to CGMI’s proprietary pricing models on the pricing date.

For a period of approximately three months following issuance of the securities, the price, if any, at which CGMI would be willing to buy the securities from investors, and the value that will be indicated for the securities on any brokerage account statements prepared by CGMI or its affiliates (which value CGMI may also publish through one or more financial information vendors), will reflect a temporary upward adjustment from the price or value that would otherwise be determined. This temporary upward adjustment represents a portion of the hedging profit expected to be realized by CGMI or its affiliates over the term of the securities. The amount of this temporary upward adjustment will decline to zero on a straight-line basis over the three-month temporary adjustment period. However, CGMI is not obligated to buy the securities from the investors at any time. See “Summary Risk Factors—The securities will not be listed on a securities exchange and you may not be able to sell them prior to maturity.”

Certain Selling Restrictions

Hong Kong Special Administrative Region

The contents of this pricing supplement and the accompanying product supplement, underlying supplement, prospectus supplement and prospectus have not been reviewed by any regulatory authority in the Hong Kong Special Administrative Region of the People’s Republic of China (“Hong Kong”). Investors are advised to exercise caution in relation to the offer. If investors are in any doubt about any of the contents of this pricing supplement and the accompanying product supplement, underlying supplement, prospectus supplement and prospectus, they should obtain independent professional advice.

The securities have not been offered or sold and will not be offered or sold in Hong Kong by means of any document, other than

(i)	to persons whose ordinary business is to buy or sell shares or debentures (whether as principal or agent); or

(ii)	to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “Securities and Futures Ordinance”) and any rules made under that Ordinance; or

(iii)	in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and

There is no advertisement, invitation or document relating to the securities which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Non-insured Product: These securities are not insured by any governmental agency. These securities are not bank deposits and are not covered by the Hong Kong Deposit Protection Scheme.

Singapore

This pricing supplement and the accompanying product supplement, underlying supplement, prospectus supplement and prospectus have not been registered as a prospectus with the Monetary Authority of Singapore, and the securities will be offered pursuant to exemptions under the Securities and Futures Act, Chapter 289 of Singapore (the “Securities and Futures Act”). Accordingly, the securities may not be offered or sold or made the subject of an invitation for subscription or purchase nor may this pricing supplement or any other document or material in connection with the offer or sale or invitation for subscription or purchase of any securities be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (a) to an institutional investor pursuant to Section 274 of the Securities and Futures Act, (b) to a relevant person under Section 275(1) of the Securities and Futures Act or to any person pursuant to Section 275(1A) of the Securities and Futures Act and in accordance with the conditions specified in Section 275 of the Securities and Futures Act, or (c) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the Securities and Futures Act. Where the securities are subscribed or purchased under Section 275 of the Securities and Futures Act by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the Securities and Futures Act)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an individual who is an accredited investor, securities (as defined in Section 239(1) of the Securities and Futures Act) of that corporation or the beneficiaries’ rights and interests (howsoever described) in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the relevant securities pursuant to an offer under Section 275 of the Securities and Futures Act except:

January 2016	PS-14

Citigroup Inc.
Market-Linked Securities Based on the Russell 2000® Index Due June 28, 2019

(i)	to an institutional investor or to a relevant person defined in Section 275(2) of the Securities and Futures Act or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the Securities and Futures Act; or

(ii)	where no consideration is or will be given for the transfer; or

(iii)	where the transfer is by operation of law; or

(iv)	pursuant to Section 276(7) of the Securities and Futures Act; or

(v)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Any securities referred to herein may not be registered with any regulator, regulatory body or similar organization or institution in any jurisdiction.

The securities are Specified Investment Products (as defined in the Notice on Recommendations on Investment Products and Notice on the Sale of Investment Product issued by the Monetary Authority of Singapore on 28 July 2011) that is neither listed nor quoted on a securities market or a futures market.

Non-insured Product: These securities are not insured by any governmental agency. These securities are not bank deposits. These securities are not insured products subject to the provisions of the Deposit Insurance and Policy Owners’ Protection Schemes Act 2011 of Singapore and are not eligible for deposit insurance coverage under the Deposit Insurance Scheme.

Contact

Clients may contact their local brokerage representative. Third-party distributors may contact Citi Structured Investment Sales at (212) 723-7005.

© 2016 Citigroup Global Markets Inc. All rights reserved. Citi and Citi and Arc Design are trademarks and service marks of Citigroup Inc. or its affiliates and are used and registered throughout the world.

January 2016	PS-15